Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (92.4% owned)	Delaware
HC2 Holdings 2, Inc.	Delaware
HC2 International Holding, Inc.	Delaware
Schuff Merger Sub, Inc.	Delaware

Subsidiaries of DBM Global Inc., HC2 Holdings 2, Inc. and HC2 International Holding, Inc., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INC.

Subsidiary	Jurisdiction of Organization
Addison Structural Services, Inc.	Florida
Aitken Manufacturing Inc.	Delaware
BDS Global Detailing Pty Ltd	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
BDS Steel Detailers (NZ) Ltd	New Zealand
BDS Steel Detailers (UK) Ltd	United Kingdom
BDS Steel Detailers (USA) Inc.	Arizona
BDS Vircon Co. LTD	Thailand
DBM Global (Australia) Pty Ltd	Australia
DBM Global Holdings Inc.	Delaware
DBM Global-North America Inc.	Delaware
DBMG International PTE LTD	Singapore
DBMG Singapore PTE LTD	Singapore
On-Time Steel Management Holding, Inc.	Delaware
PDC Asia Pacific Inc.	Philippines
PDC Operations (Australia) Pty Ltd	Australia
PDC Services (Canada) LTD	British Columbia, Canada
PDC Services (USA) Inc.	Delaware
Quincy Joist Company	Delaware
Schuff Premier Services LLC	Delaware
Schuff Steel - Atlantic, LLC	Florida
Schuff Steel Company	Delaware
Schuff Steel Company - Panama S. de R.L.	Panama
Schuff Steel Management Company - Colorado LLC	Delaware
Schuff Steel Management Company - Southeast LLC	Delaware
Schuff Steel Management Company - Southwest, Inc.	Delaware

SUBSIDIARIES OF HC2 HOLDINGS 2, INC.

Subsidiary	Jurisdiction of Organization
ANG Holdings, Inc. (49.9%)(1)	Delaware
American Natural Gas, LLC	New York
Constellation CNG, LLC	Delaware
NNGF Frankfort, LLC	Delaware
NNGF IND, LLC	Delaware
NNGF Vincennes, LLC	Delaware
Northville NG Fuels, LLC	Delaware
Questar Fueling Company	Utah
Southwestern Energy NGV Services, LLC	Arkansas
Continental Insurance Group Ltd.	Delaware
Continental LTC Inc.	Delaware
Continental General Insurance Company	Texas
DMi, Inc. (56.33% owned)	Delaware
Global Marine Holdings, LLC (95.28% owned)	Delaware
CWind 247 GmbH	Germany
CWind Limited	United Kingdom
Global Cable Technology Limited	United Kingdom
Global Marine Cable Systems Pte Limited	Singapore
Global Marine Holdings Limited	United Kingdom
Global Marine Search Limited	United Kingdom
Global Marine Systems (Americas) Inc.	Delaware
Global Marine Systems (Bermuda) Limited	Bermuda
Global Marine Systems (Depots) Limited	Canada
Global Marine Systems (Investments) Limited	United Kingdom
Global Marine Systems (Netherlands) BV	Netherlands
Global Marine Systems (Vessels) Limited	United Kingdom
Global Marine Systems (Vessels II) Limited	United Kingdom
Global Marine Systems Limited	United Kingdom
Global Marine Systems Oil & Gas Limited	United Kingdom
Global Marine Systems Pension Trustee Limited	United Kingdom
GMS Guernsey Pensions Plans Limited	Guernsey
GMSG Limited	Guernsey
GMSL Employee Benefit Trust	United Kingdom
Red Sky Subsea Limited	United Kingdom
Vibro-Einspultechnik Duker - and Wasserbau GmbH	Germany
NerVve Technologies, Inc. (72.35% owned)	Delaware
Pansend Life Sciences, LLC	Delaware
Benevir Biopharm, Inc. (80.44% owned)	Delaware
Genovel Orthopedics, Inc. (77.15% owned)	Delaware
R2 Dermatology Incorporated (66.88% owned)	Delaware

(1) The Registrant controls ANG Holdings, Inc. through its ownership of preferred stock and various contractual arrangements and consolidates the financial results of ANG Holdings, Inc.

SUBSIDIARIES OF HC2 INTERNATIONAL HOLDING, INC.

Subsidiary	Jurisdiction of Organization
Arbinet Corporation	Delaware
Arbinet-thexchange Ltd	United Kingdom
HC2 Europe BV	The Netherlands
HC2 S.R.L. in Liquidazione	Italy
PTGi-ICS Holdings Limited	United Kingdom
PTGi International Carrier Services, Inc.	Delaware
PTGi International Carrier Services Ltd	United Kingdom
HC2 International, Inc.	Delaware
Primus Telecommunications El Salvador SA de C.V.	El Salvador
The St. Thomas & San Juan Telephone Company, Inc.	U.S. Virgin Islands